UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2010

AETHLON MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

8910 University Center Lane, Suite 660 San Diego, California (Address of principal executive offices)	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 15, 2010, Aethlon Medical, Inc. (the "Company") entered into a Note and Warrant Purchase Agreement (the "Purchase Agreement") with Tonaquint, Inc., a Utah corporation (the "Investor") whereby the Company issued and sold, and the Investor purchased: (i) a Secured Convertible Promissory Note of the Company in the principal amount of $890,000 (the "Company Note") and (ii) a Warrant to purchase Common Stock of the Company (the "Warrant"). As consideration for the issuance and sale of the Company Note and Warrant, the Investor paid cash in the amount of $400,000 and issued two Secured Trust Deed Notes to the Company (the "Trust Notes") each in the principal amount of $200,000. The variance of $90,000 represents payment obligations with respect to certain fees and expenses and an original issue discount.

The Company Note is convertible into shares of the Company's Common Stock, at the option of the Investor, at a price per share equal to (a) the principal and interest due under the Company Note divided by (b) 80% of the average of the closing bid price for the three (3) trading days with the lowest closing bid prices during the twenty (20) trading days immediately preceding the conversion date (the “Conversion Price”).  In no event shall the Conversion Price be greater than the "Ceiling Price", which is $0.30 per share. The principal and interest subject to conversion under the Note shall be eligible for conversion in tranches ("Tranches"), as follows: (1) an initial Tranche in an amount equal to $450,000 and any interest and/or fees accrued thereon under the terms of the Company Note and the other Transaction Documents (as defined below and in the Purchase Agreement), and (2) two additional subsequent Tranches each in an amount equal to $220,000 and any interest or fees accrued thereon under the terms of the Company Note or the other Transaction Documents.  The first subsequent Tranche shall correspond to payment of the first Trust Note and the second subsequent Tranche shall correspond to payment of the second Trust Note (as defined in the Purchase Agreement).  The Investor's right to convert any of the subsequent Tranches is conditioned upon the Investor’s payment in full of the Trust Notes corresponding to such subsequent Tranche.  Accordingly, principal and interest under the Company Note may only be converted by the Investor in proportion to the amounts paid under each of the Trust Notes.  However, up to $450,000 may be converted at the Investor's option at any time, representing amounts paid by the Investor on the closing of the transaction on July 15, 2010 (the "Closing").

The Company Note will bear interest at a rate of 6% per annum. The maturity date of the Company Note is July 15, 2011.  The Company Note contains "anti-dilution" protection, such that if the Company issues and sells Common Stock, or securities convertible into or exercisable for Common Stock of the Company, at a price per share that is less than the applicable Conversion Price, then the Conversion Price is adjusted downward to match such lower issuance price. However, in no event will the Conversion Price based on anti-dilution adjustments be lower than the "Floor Price" which is $0.20 per share. The Company Note also contains other standard adjustment features for stock splits, recapitalizations and similar occurrences.  The Company Note contains standard events of default related to payment, performance of certain covenants and bankruptcy events. The Company has granted the Investor a security interest in the Trust Notes under the terms of the Security Agreement. The sole collateral for the Company's payment and performance obligation under the Company Note is the Trust Notes.

The Warrant entitles the Investor to purchase such number of shares of Common Stock as shall equal (i) $800,000.00 divided by 80% of the average of the three (3) lowest closing bid prices of the Common Stock during the twenty (20) trading days (defined below) immediately preceding the issuance date of the Warrant (July 15, 2010), as such number may be modified according to the terms hereof (the “Adjusted Market Price”).  The Warrant contains "anti-dilution" protection, such that if the Company issues and sells Common Stock, or securities convertible into or exercisable for Common Stock of the Company, at a price per share that is less than the Adjusted Market Price, then the Adjusted Market Price is adjusted downward to match such lower issuance price. The Warrant also contains other standard adjustment features for stock splits, recapitalizations and similar occurrences.

Each of the Company Note and the Warrant contain "blocker provisions" such that Investor shall not be permitted to hold by virtue of the conversion of the Company Note or the exercise of the Warrant a number of shares of Common Stock exceeding 9.99% of the number of shares of the Company’s Common Stock outstanding on such date (the “9.99% Cap”).  The Company shall not be obligated and shall not issue to the Investor shares of its Common Stock which would exceed the 9.99% Cap, but only until such time as the 9.99% Cap would no longer be exceeded by any such receipt of shares of Common Stock by the Investor.

The Investor's obligation to pay the balance of the purchase price of the Company Note is evidenced by the two Trust Notes. Each Trust Note is in the principal amount of $200,000 and is secured by a parcel of real estate with improvements in the State of Utah, which is owned by the Investor (the "Real Estate").  The Company has received a first priority lien and security interest in the Real Estate by virtue of the Deed of Trust to be recorded in the county office where the Real Estate is located. The first Trust Note is due and payable on or before the earlier of (i) the date that is 14 months from the date of the Closing, or (ii) provided the Conversion Shares (as defined in the Company Note) are then eligible for sale under Rule 144 promulgated under the Securities Act of 1933, as amended, (including payment in cash or as a result of prepayment of the Trust Note), the date on which the aggregate principal and interest owed by the Company under the initial Tranche (as defined in the Company Note) of the Company Note is equal to or less than $25,000.00 (the “First Note Maturity Date”).  The second Trust Note is shall be due and payable on or before the earlier of (i) the date that is 16 months from the date of the Closing, or (ii) provided the Conversion Shares (as defined in the Company Note) are then eligible for sale under Rule 144 promulgated under the Securities Act of 1933, as amended, (including payment in cash or as a result of prepayment of the Trust Note), the date on which the aggregate principal and interest owed by the Company under the second Tranche (as defined in the Company Note and also referred to therein as the initial Subsequent Tranche) of the Company Note is equal to or less than $25,000.00 (the “Second Note Maturity Date”).

The Trust Notes each contain standard events of default related to payment, certain covenants and bankruptcy events.  The Deed of Trust (and lien of the Company on the Real Estate) will be released automatically upon the first to occur of: (i) written notice from the Company that the full amount of the Trust Notes has been repaid, or (ii) the date that is six months and three days following the date the Trust Deed is recorded, which will be approximately July 21, 2010 (the “Release Date”), the Deed of Reconveyance (which terminates the Deed of Trust) shall be executed and recorded. The termination of the Deed of Trust may be delayed if the Trust Notes are then in default. The instruments needed to release the Deed of Trust, specifically the Request for Reconveyance and the Deed of Reconveyance will be held by in escrow by an appointed escrow agent (the "Escrow Agent"), under the Terms of the Escrow Agreement dated July 15, 2010 by an among the parties.

The Company Note, the Warrant, the Trust Notes, the Escrow Agreement, the Deed of Trust, the Deed of Reconveyance, the Request for Reconveyance, the Company Security Agreement, and the Irrevocable Transfer Agent Instructions (the "Transaction Documents") were each delivered pursuant to the terms of the Purchase Agreement. The Purchase Agreement contains representations and warranties of the Company and Investor that are customary for transactions of this kind. The Purchase Agreement (and the Note and Warrant) each contain certain penalties and damages in the event the Company shall late file any of its required reports under the Securities Exchange Act of 1934, or fail to timely deliver (generally within five business days) any shares of Common Stock issuable to the Investor upon conversion of the Company Note or exercise of the Warrant.

The foregoing is only a summary of the terms of the transaction between the Company and the Investor.  You are urged to read each of the Company Note, the Warrant, the Trust Notes, the Escrow Agreement, the Deed of Trust, the Deed of Reconveyance, the Request for Reconveyance, the Company Security Agreement,  the Irrevocable Transfer Agent Instructions and the Purchase Agreement, which are each attached as an Exhibit to this Current Report.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OF A REGISTRANT.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

EXHIBIT NO.	DESCRIPTION
4.1	$890,000 Secured Convertible Note Dated July 15, 2010
4.2	Common Stock Purchase Warrant Dated July 15, 2010
10.1	Note and Warrant Purchase Agreement dated July 15, 2010
10.2	Trust Deed Note #1 Dated July 15, 2010
10.3	Trust Deed Note #2 Dated July 15, 2010
10.4	Deed of Trust Dated July 15, 2010
10.5	Escrow Agreement Dated July 15, 2010
10.6	Deed of Reconveyance
10.7	Reconveyance Request Form
10.8	Irrevocable Transfer Agent Instructions Dated July 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

	By:	/s/ James A. Joyce
James A. Joyce
Dated: July 16, 2010		Chief Executive Officer